Exhibit 3

[Unofficial Translation]

January 30, 2018

Powers of Signature in The Phoenix Holdings Ltd.
(hereinafter: the "Company")

In accordance with a resolution of the Board of Directors, the powers of signature in the Company as of January 30, 2018 are as follows:

General Rights of Signature
1.
The signature of the Chairman of the Board of Directors and the General Manager of the Company together, or the signature of one of them with the addition of a director from Group A, shall bind the Company in any matter for an unlimited amount.

2.
The signatures of two directors from Group A (who are not a director and his subordinate, and excluding directors who are the subordinates of the General Manager of the Company) shall bind the Company in any matter up to a sum of NIS 400,000,000.

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4.	***

Delegation and Revocation of Powers
5.	***
6.	***
7.	***

Group A	Group B
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Eli Schwartz - Chief Financial Officer
Menachem Neeman - Chief Legal counsel and Corporate Secretary

I hereby certify that the aforesaid resolutions of the Board of Directors were duly adopted and are binding on the Company for all intents and purposes.

/s/ Mor Albojm Goldberg Mor Albojm Goldberg, Advocate